Exhibit 99.1

Ramco-Gershenson Properties Trust Reports Financial Results for the Second Quarter of 2012; Raises Guidance

FARMINGTON HILLS, Mich.--(BUSINESS WIRE)--July 24, 2012--Ramco-Gershenson Properties Trust (NYSE:RPT) today announced its financial results for the three and six months ended June 30, 2012.

Second Quarter Highlights:

Shopping Center Operations

•	Increased same-center net operating income 2.9% over the comparable quarter.

•	Signed 80 leases encompassing 505,163 square feet achieving same-space rental growth of 4.7%.

•	Increased core portfolio leased occupancy to 93.7%, compared to 93.2% as of March 31, 2012.

Capital Recycling

•	Acquired four multi-anchored shopping centers in Colorado, Missouri, and Wisconsin for $108.3 million broadening the Company’s presence in targeted metropolitan markets.

•	Sold/conveyed ownership interest in four shopping centers.

Balance Sheet

•	Successfully completed a $73.2 million common share equity offering.

•	Improved interest coverage ratio of 2.7x, compared to 2.2x for the same period in 2011.

•	Net debt to market capitalization of 42.0%, compared to 44.7% for the same period in 2011.

"We are extremely pleased to report the continued successful execution of our plan to increase quality in all aspects of our business,” said Dennis Gershenson, President and Chief Executive Officer. "Our year-to-date operating and financial results reflect the progress we have made in upgrading our shopping center portfolio, diversifying into demographically superior markets, mitigating portfolio risk, and promoting a sound capital structure. The Company’s improved operating performance provides the basis for an increase in FFO guidance for 2012, notwithstanding an additional 7.0 million common shares issued during the second quarter.”

Financial Results

Funds from Operations (“FFO”) for the three months ended June 30, 2012, was $11.6 million or $0.26 per diluted share, compared to FFO of $9.0 million, or $0.22 per diluted share for the same period in 2011. FFO for the six months ended June 30, 2012, was $22.4 million or $0.52 per diluted share, compared to FFO of $19.1 million, or $0.47 per diluted share for the same period in 2011.

Net Income (loss) available to common shareholders for the three months ended June 30, 2012 was $0.2 million or $0.00 per diluted share. Net income (loss) available to common shareholders for the six months ended June 30, 2012 was $(1.2) million or $(0.03) per diluted share. Net income (loss) available to common shareholders for the six months ended June 30, 2012 included a non-cash impairment charge, net of non-controlling partner interest, of $2.0 million related to an income producing property conveyed to the lender during the second quarter.

Ramco-Gershenson reports FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). A full definition of FFO is available in the Company’s financial and operating supplement.

Operating Statistics

As of June 30, 2012, the Company owned equity interests in 81 retail shopping centers and one office building consisting of 53 wholly-owned properties and 29 joint venture assets totaling 15.0 million square feet. At quarter-end, the Company’s core portfolio was 93.7% leased and its total portfolio, which includes redevelopment properties, was 92.3% leased. These statistics compare favorably to a core portfolio leased rate of 93.2% and a total portfolio leased rate of 91.6% at March 31, 2012.

At quarter-end, the Company had 42 properties in its wholly-owned, same-center portfolio with occupancy of 93.3%, compared to 92.9% for the same period last year. Same-center net operating income for the wholly-owned portfolio increased 2.9% for the quarter and 3.1% for the six months ended June 30, 2012.

During the quarter, the Company executed 80 lease transactions encompassing 505,163 square feet in its total portfolio achieving same-space rental growth of 4.7%.

Capital Recycling

During the quarter, the Company acquired four multi-anchored shopping centers in Colorado, Missouri, and Wisconsin for $108.3 million.

•
Harvest Junction North and South are located in the metropolitan Boulder, Colorado area. Combined, the two shopping centers encompass 336,345 square feet and feature a noteworthy line up of national, creditworthy anchors, including Bed Bath & Beyond, Marshalls, Ross Dress for Less, DSW Shoe Warehouse, Dick’s Sporting Goods, Michaels, and Staples.

•	Central Plaza is located in metropolitan St. Louis, Missouri. The 166,431 square foot center is anchored by Ross, Dress for Less, buybuy Baby, Office Max, and JoAnn Fabrics.

•
Nagawaukee Shopping Center is located in the greater Milwaukee, Wisconsin area. The 113,617 square foot shopping center is anchored by a Kohl’s Department Store and shadow-anchored by a 60,000 square foot Sentry Supermarket.

During the quarter, the Company sold Pelican Plaza and Southbay Shopping Center, two wholly-owned centers located in Florida. The Company also sold a portion of Collins Pointe Plaza, a joint venture shopping center located in Georgia. The sales of these centers generated approximately $6.3 million in net cash proceeds. Also during the quarter, the Company conveyed its ownership interest in the Kentwood Towne Centre located in Kentwood, Michigan to the lender resulting in a reduction in debt of $8.5 million. These dispositions demonstrate the Company’s continued commitment to upgrade the quality of its portfolio by selling non-core properties.

Capital Markets/Balance Sheet

During the quarter, the Company completed a 6.3 million common share offering, which generated $73.2 million in net cash proceeds. The Company also issued 0.7 million common shares through its controlled equity offering program, generating net cash proceeds of $8.2 million. The Company used the net proceeds to fund a portion of the acquisition of four shopping centers located in Colorado, Missouri, and Wisconsin.

Subsequent to quarter end, the Company closed a $360 million unsecured credit facility which replaced the Company’s previous $250 million facility. The new facility consists of a $240 million revolving line of credit with a four-year term and one-year extension option and a $120 million five-year term loan. The facility can be upsized to $450 million through an accordion feature. Borrowings under the new facility will bear interest at an annual rate of LIBOR plus 165 basis points subject to a pricing grid for changes in the company’s leverage. An existing $75 million interest rate swap that extends to 2016 hedges a portion of the term loan to a fixed rate of 2.9% based upon the current LIBOR-based pricing.

At June 30, 2012, the Company’s total market capitalization equaled $1.2 billion, comprised of 49.4 million shares of common stock (or equivalents) valued at $621.5 million, two million shares of convertible perpetual preferred stock valued at $100.0 million and $521.5 million of debt and capital lease obligations, net of cash. The weighted-average term of the Company’s consolidated debt was approximately 5.3 years.

At June 30, 2012, the Company’s ratio of net debt to total market capitalization was 42.0%, compared to 44.7% for the same period in 2011. Its net debt to EBITDA was 7.2x, compared to 7.1x at June 30, 2011.

Development

As previously announced, the Company commenced the development of Phase I of Parkway Shops, a 88,000 square foot development, in Jacksonville, Florida earlier this year. Phase I will be anchored by a 45,000 square foot Dick’s Sporting Goods and a 25,000 square foot Marshalls. During the second quarter, the Company signed leases with ULTA Beauty, Newk’s Deli and Signature Salon. As of June 30, 2012, the project is over 96% leased and is on schedule to open in the spring of 2013.

Dividend

On July 2, 2012, the Company paid second quarter cash dividends of $0.16325 per common share (or equivalent) and $0.90625 per Series D convertible perpetual preferred share for the period from April 1, 2012 through June 30, 2012. The Company’s FFO payout ratio for the quarter was 62.8%.

2012 Guidance

The Company has raised its 2012 FFO guidance to $0.97 to $1.03 per diluted share from its previous FFO guidance of $0.94 to $1.02 per diluted share. The Company’s revised 2012 guidance takes into consideration projected improvements in key operating statistics. These include a year-end portfolio leased occupancy rate of 93.5% to 94.5%, which was previously estimated to be 93.0% to 94.0% and an increase in same-center net operating income of 2.5% to 3.5%, which was previously projected to be 1.0% to 2.0%.

Conference Call/Webcast

Ramco-Gershenson Properties Trust will host a live broadcast of its second quarter 2012 conference call on Wednesday, July 25, 2012, at 9:00 a.m. eastern time, to discuss its financial and operating results. The live broadcast will be available online at www.rgpt.com and www.investorcalendar.com and also by telephone at (877) 407-9205, no pass code. A replay will be available shortly after the call on the aforementioned websites (for ninety days) or by telephone at (877) 660-6853, (pass code-Acco unt #286, Conference ID # 396793), for one week.

Supplemental Materials

The Company’s supplemental financial package is available on its corporate web site at www.rgpt.com in the investor info section, SEC filings tab. If you wish to receive a copy via email, please send requests to dhendershot@rgpt.com.

About Ramco-Gershenson Properties Trust

Ramco-Gershenson Properties Trust (NYSE:RPT) is a fully integrated, self-administered, publicly-traded real estate investment trust (REIT) based in Farmington Hills, Michigan. The Company’s business is the ownership and management of multi-anchor shopping centers in strategic, quality of life markets throughout the Eastern, Midwestern and Central United States. At June 30, 2012, the Company owned and managed a portfolio of 81 shopping centers and one office building with approximately 15.0 million square feet of gross leasable area owned by the Company or its joint ventures. The properties are located in Michigan, Florida, Ohio, Georgia, Missouri, Colorado, Wisconsin, Illinois Indiana, New Jersey, Virginia, Maryland, and Tennessee. At June 30, 2012, the Company’s core operating portfolio was 93.7% leased. For additional information regarding Ramco-Gershenson Properties Trust visit the Company's website at www.rgpt.com.

This press release may contain forward-looking statements that represent the Company’s expectations and projections for the future. Management of Ramco-Gershenson believes the expectations reflected in any forward-looking statements made in this press release are based on reasonable assumptions. Certain factors could occur that might cause actual results to vary, including deterioration in national economic conditions, weakening of real estate markets, decreases in the availability of credit, increases in interest rates, adverse changes in the retail industry, our continuing to ability qualify as a REIT and other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

RAMCO-GERSHENSON PROPERTIES TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
June 30, 2012 (Unaudited) and December 31, 2011
(In thousands, except per share amounts)

	June 30,	December 31,
	2012	2011
ASSETS
Income producing properties, at cost:
Land	$153,482	$133,145
Buildings and improvements	915,704	863,763
Less accumulated depreciation and amortization	(222,537)	(222,722)
Income producing properties, net	846,649	774,186
Construction in progress and land held for development or sale	94,583	87,549
Net real estate	941,232	861,735
Equity investments in unconsolidated joint ventures	98,101	97,020
Cash and cash equivalents	4,191	12,155
Restricted cash	5,460	6,063
Accounts receivable (net of allowance for doubtful accounts of $2,819 and $3,516 as of June 30, 2012 and December 31, 2011, respectively)	9,170	9,614
Note receivable	3,000	3,000
Other assets, net	73,965	59,236
TOTAL ASSETS	$1,135,119	$1,048,823

LIABILITIES AND SHAREHOLDERS' EQUITY
Mortgages and notes payable:
Mortgages payable	$295,389	$325,887
Unsecured revolving credit facility	61,000	29,500
Unsecured term loan facilities	135,000	135,000
Junior subordinated notes	28,125	28,125
Total mortgages and notes payable	519,514	518,512
Capital lease obligation	6,184	6,341
Accounts payable and accrued expenses	21,068	18,663
Other liabilities	25,527	15,528
Distributions payable	9,882	8,605
TOTAL LIABILITIES	582,175	567,649

Ramco-Gershenson Properties Trust ("RPT") Shareholders' Equity:
Preferred shares, $0.01 par, 2,000 shares authorized: 7.25% Series D Cumulative Convertible Perpetual Preferred Shares, (stated at liquidation preference $50 per share), 2,000 shares issued and outstanding as of June 30, 2012 and December 31, 2011	$100,000	$100,000
Common shares of beneficial interest, $0.01 par, 60,000 shares authorized, 46,518 and 38,735 shares issued and outstanding as of June 30, 2012 and December 31, 2011, respectively	465	387
Additional paid-in capital	660,597	570,225
Accumulated distributions in excess of net income	(234,159)	(218,888)
Accumulated other comprehensive loss	(4,726)	(2,649)
TOTAL SHAREHOLDERS' EQUITY ATTRIBUTABLE TO RPT	522,177	449,075
Noncontrolling interest	30,767	32,099
TOTAL SHAREHOLDERS' EQUITY	552,944	481,174

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,135,119	$1,048,823

RAMCO-GERSHENSON PROPERTIES TRUST
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
REVENUE
Minimum rent	$21,912	$20,086	$43,159	$39,224
Percentage rent	13	45	208	109
Recovery income from tenants	7,649	6,984	15,444	14,218
Other property income	451	596	1,175	2,100
Management and other fee income	947	795	1,914	1,787
TOTAL REVENUE	30,972	28,506	61,900	57,438

EXPENSES
Real estate taxes	4,519	4,361	8,753	8,435
Recoverable operating expense	3,465	3,039	7,320	6,763
Other non-recoverable operating expense	584	659	1,274	1,322
Depreciation and amortization	9,755	8,785	18,376	17,072
General and administrative expense	4,878	4,864	9,756	9,920
TOTAL EXPENSES	23,201	21,708	45,479	43,512

INCOME BEFORE OTHER INCOME AND EXPENSES, TAX AND DISCONTINUED OPERATIONS	7,771	6,798	16,421	13,926

OTHER INCOME AND EXPENSES
Other income (expense), net	230	(201)	117	(411)
Gain on sale of real estate	-	30	69	186
Earnings from unconsolidated joint ventures	580	672	1,076	1,633
Interest expense	(6,453)	(6,591)	(13,079)	(14,423)
Amortization of deferred financing fees	(376)	(473)	(754)	(1,095)
Loss on early extinguishment of debt	-	(1,968)	-	(1,968)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE TAX	1,752	(1,733)	3,850	(2,152)
Income tax benefit (provision)	23	(831)	(1)	(890)
INCOME (LOSS) FROM CONTINUING OPERATIONS	1,775	(2,564)	3,849	(3,042)

DISCONTINUED OPERATIONS
Gain on sale of real estate	72	8,420	336	8,420
Gain on early extinguishment of debt	307	-	307	-
Provision for impairment	-	-	(2,536)	-
Income (loss) from discontinued operations	10	(327)	156	(102)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	389	8,093	(1,737)	8,318

NET INCOME	2,164	5,529	2,112	5,276
Net (income) loss attributable to noncontrolling partner interest	(185)	(371)	349	(350)
NET INCOME ATTRIBUTABLE TO RPT	1,979	5,158	2,461	4,926
Preferred share dividends	(1,813)	(1,619)	(3,625)	(1,619)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$166	$3,539	$(1,164)	$3,307

INCOME (LOSS) PER COMMON SHARE, BASIC
Continuing operations	$-	$(0.10)	$0.01	$(0.11)
Discontinued operations	-	0.19	(0.04)	0.20
	$-	$0.09	$(0.03)	$0.09
INCOME (LOSS) PER COMMON SHARE, DILUTED
Continuing operations	$-	$(0.10)	$0.01	$(0.11)
Discontinued operations	-	0.19	(0.04)	0.20
	$-	$0.09	$(0.03)	$0.09
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	42,662	38,523	40,773	38,227
Diluted	42,662	38,523	40,773	38,227

RAMCO-GERSHENSON PROPERTIES TRUST
FUNDS FROM OPERATIONS
For the three and six months ended June 30, 2012 and 2011
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Net income (loss) available to common shareholders	$166	$3,539	$(1,164)	$3,307
Adjustments:
Rental property depreciation and amortization expense	9,682	9,621	18,402	18,354
Pro-rata share of real estate depreciation from unconsolidated joint ventures	1,683	1,663	3,370	3,286
Gain on sale of depreciable real estate	(72)	(6,210)	(336)	(6,210)
Loss on sale of joint venture depreciable real estate (1)	18	-	18	-
Provision for impairment on income-producing properties (2)	-	-	1,976	-
Provision for impairment on joint venture income-producing properties (1)	50	-	50	-
Noncontrolling interest in Operating Partnership	118	374	117	357
FUNDS FROM OPERATIONS	$11,645	$8,987	$22,433	$19,094

Weighted average common shares	42,662	38,523	40,773	38,227
Shares issuable upon conversion of Operating Partnership Units	2,613	2,829	2,616	2,856
Dilutive effect of securities	317	305	312	313
WEIGHTED AVERAGE EQUIVALENT SHARES OUTSTANDING, DILUTED	45,592	41,657	43,701	41,396

FUNDS FROM OPERATIONS, PER DILUTED SHARE	$0.26	$0.22	$0.52	$0.47

Dividend per common share	$0.16325	$0.16325	$0.32650	$0.32650
Payout ratio - FFO	62.8%	74.2%	62.8%	69.5%

(1) Amount included in earnings from unconsolidated joint ventures.
(2) Amount represents RPT's proportionate share.

Management considers funds from operations, also known as “FFO,” an appropriate supplemental measure of the financial performance of an equity REIT. Under the NAREIT definition, FFO represents net income attributable to common shareholders, excluding extraordinary items, as defined under accounting principles generally accepted in the United States of America (2“GAAP”), gains (losses) on sales of depreciable property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. In addition, NAREIT has recently clarified its computation of FFO to exclude impairment charges on depreciable property and equity investments in depreciable property. Management has restated FFO for prior periods accordingly. FFO should not be considered an alternative to GAAP net income attributable to common shareholders as an indication of our performance. We consider FFO as a useful measure for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs. However, our computation of FFO may differ from the methodology for calculating FFO utilized by other real estate companies, and therefore, may not be comparable to these other real estate companies.

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CONTACT:
Ramco-Gershenson Properties Trust
Dawn Hendershot, 248-592-6202
Director of Investor Relations and Corporate Communications